EXHIBIT INDEX

(14)(a)   Independent Auditors' Consent for IDS Life Series Fund, Inc.

(14)(b) Independent Auditors' Consent for AXP Variable Portfolio - Income Series Fund, Inc.

(17)(e) Annual Report, dated Oct. 30, 2003 for the period ended Aug. 31, 2003, for AXP Variable Portfolio - Diversified Bond Fund and AXP Variable Portfolio - Short Duration U.S. Government Fund.

(17)(h) Annual Report, dated June 27, 2003 for the period ended April 30, 2003 for IDS Life Series Fund, Inc.

(17)(i) Semiannual Report, dated Dec. 30, 2003 for the period ended Oct. 31, 2003 for IDS Life Series Fund, Inc.